ELEVENTH AMENDMENT TO WISDOMTREE TRUST FUND OF FUNDS INVESTMENT AGREEMENT
This eleventh amendment (the “Amendment”) to the WisdomTree Trust Fund of Funds Investment Agreement dated January 19, 2022 (the “Agreement”), by and between WisdomTree Trust (the “Trust”), on behalf of each of its current and future series, severally and not jointly (each, an “Acquired Fund”) and GPS FUNDS I and GPS FUNDS II, on behalf of each of its respective current and future series set forth on Appendix A of the Agreement, severally and not jointly (each, an “Acquiring Fund”), is entered into as of April 10, 2026 (the “Effective Date”).
WHEREAS, the Parties desire to amend Appendix A of the Agreement to update the list of Acquired Funds; and
WHEREAS, Section 6(b) of the Agreement requires that amendments to the Agreement be made in writing and executed by all parties.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.Appendix A of the Agreement is hereby deleted and replaced in its entirety with Appendix A attached hereto to reflect updates the list of Acquired Funds.

3.Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.
Signature Page Follows

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the Effective Date.

WISDOMTREE TRUST
By:	/s/ Jonathan Steinberg
Name	Jonathan Steinberg
Title:	President

GPS FUNDS I
By:	/s/ Patrick Young
Name	Patrick Young
Title:	Treasurer

GPS FUNDS II
By:	/s/ Patrick Young
Name	Patrick Young
Title:	Treasurer

APPENDIX A
List of Funds to which the Agreement Applies
Acquiring Funds
GPS Funds I

GuideMark® Large Cap Core Fund
GuideMark® Small/Mid Cap Core Fund
GuideMark® Emerging Markets Fund
GuideMark® World ex-US Fund
GuideMark® Core Fixed Income Fund

GPS Funds II

GuidePath® Growth Allocation Fund
GuidePath® Conservative Allocation Fund
GuidePath® Tactical Allocation Fund
GuidePath® Absolute Return Allocation Fund
GuidePath® Multi-Asset Income Allocation Fund
GuidePath® Flexible Income Allocation Fund
GuidePath® Conservative Income Fund
GuidePath® Income Fund
GuidePath® Growth and Income Fund

WisdomTree ETFs	Acquired Funds
DOMESTIC EQUITY ETFs
CORE –
LARGE CAP Fund Name	Ticker
U.S. LargeCap	EPS
U.S. Quality Dividend Growth	DGRW
U.S. Adaptive Moving Average	WAMA
MID & SMALL CAP
Fund Name	Ticker
U.S. MidCap	EZM
U.S. SmallCap	EES
U.S. SmallCap Quality Dividend Growth	DGRS
U.S. Multifactor	USMF

Value - LARGE CAP
Fund Name	Ticker
U.S. LargeCap Dividend	DLN
U.S. Total Dividend	DTD
U.S. High Dividend	DHS
U.S. AI Enhanced Value	AIVL
U.S. Value	WTV

Value - MID & SMALL CAP

Fund Name	Ticker
U.S. MidCap Dividend	DON
U.S. SmallCap Dividend	DES

GROWTH - LARGE CAP
Fund Name	Ticker
U.S. Quality Growth	QGRW
Growth - MID & SMALL CAP
Fund Name	Ticker
U.S. MidCap Quality Growth	QMID
U.S. SmallCap Quality Growth	QSML

INTERNATIONAL EQUITY ETFs
•INTERNATIONAL

Fund Name	Ticker
International Equity	DWM
International Multifactor	DWMF
Dynamic International Equity[2]	DDWM
True Developed International[3]	DOL
International AI Enhanced Value	AIVI
International High Dividend	DTH
International Hedged Quality Dividend Growth	IHDG
International Quality Dividend Growth	IQDG
International Adaptive Moving Average	WIMA

•INTERNATIONAL MID & SMALL CAP
Fund Name	Ticker
International SmallCap Dividend	DLS
Dynamic International SmallCap Equity[4]	DDLS
International MidCap Dividend	DIM

•GLOBAL Fund Name	Ticker
Global ex-U.S. Quality Dividend Growth[5]	DNL
Global High Dividend	DEW
New Economy Real Estate	WTRE
GeoAlpha Opportunities	GEOA
Global Defense	WDGF
•REGIONAL/SINGLE COUNTRY
Fund Name	Ticker
Japan Hedged Equity	DXJ
Europe Hedged Equity	HEDJ
Europe Quality Dividend Growth	EUDG
European Opportunities[6]	OPPE
Japan Opportunities[7]	OPPJ
Europe Defense	WDEF
Asia Defense	WDAF
•REGIONAL/SINGLE COUNTRY SMALL CAP
Fund Name	Ticker
Japan SmallCap Dividend	DFJ
Europe SmallCap Dividend	DFE
EMERGING MARKETS EQUITY ETFS
•EMERGING MARKETS

Fund Name	Ticker
Emerging Markets High Dividend	DEM
Emerging Markets Quality Dividend Growth	DGRE
Emerging Markets SmallCap Dividend	DGS
Emerging Markets Multifactor	EMMF
True Emerging Markets[1]	XC
Emerging Markets ex-State-Owned Enterprises	XSOE

•REGIONAL/SINGLE COUNTRY
Fund Name	Ticker
China ex-State Owned Enterprises	CXSE
India Earnings	EPI
India Hedged Equity	INDH

FIXED INCOME ETFs •STRATEGIC CORE/CORE PLUS
Fund Name	Ticker
Yield Enhanced U.S. Aggregate Bond	AGGY
Interest Rate Hedged U.S. Aggregate Bond	AGZD
Yield Enhanced U.S. Short-Term Aggregate Bond	SHAG
Voya Yield Enhanced USD Universal Bond	UNIY

•GOVERNMENT STRATEGIES
Fund Name	Ticker
Floating Rate Treasury	USFR
7-10 Year Laddered Treasury	USIN
1-3 Year Laddered Treasury	USSH
•MUNICIPAL BONDS
Fund Name	Ticker
Core Laddered Municipal	WTMU
High Income Laddered Municipal	WTMY
•SECURITIZED SECTOR
Fund Name	Ticker
Mortgage Plus Bond	MTGP
•CREDIT
Fund Name	Ticker
Interest Rate Hedged High Yield Bond	HYZD
U.S. Short-Term Corporate Bond	QSIG
U.S. Corporate Bond	QIG
U.S. High Yield Corporate Bond	QHY

•EMERGING MARKETS

Fund Name	Ticker
Emerging Markets Local Debt	ELD
Emerging Markets Corporate Bond	EMCB

•CURRENCY STRATEGIES

Fund Name	Ticker
Emerging Currency Strategy	CEW
Bloomberg U.S. Dollar Bullish	USDU
ALTERNATIVE ETFs
•MANAGED FUTURES

Fund Name	Ticker
Managed Futures Strategy	WTMF
•OPTION-BASED
Fund Name	Ticker
Target Range	GTR
Equity Premium Income[8]	WTPI
•COMMODITY Fund Name	Ticker
Enhanced Commodity Strategy	GCC

CAPITAL EFFICIENT ETFs
•CORE
Fund Name	Ticker
U.S. Efficient Core	NTSX
International Efficient Core	NTSI
Emerging Markets Efficient Core	NTSE
Efficient U.S. Plus International Equity	NTSD
•GOLD AND COMMODITIES
Fund Name	Ticker
Efficient Gold Plus Equity Strategy	GDE
Efficient Gold Plus Gold Miners Strategy	GDMN
Efficient TIPS Plus Gold	GDT

•LONG / SHORT
Fund Name	Ticker
Efficient Long / Short U.S. Equity	WTLS

THEMATIC ETFS
•MEGATREND ETFs

Fund Name	Ticker
Cloud Computing	WCLD
Cybersecurity	WCBR
BioRevolution	WDNA
Artificial Intelligence and Innovation	WTAI
Quantum Computing	WQTM

1Formerly known as Emerging Markets ex-China Fund.
2Formerly known as Dynamic Currency Hedged International Equity Fund.
3Formerly known as International LargeCap Dividend Fund.
4Formerly known as WisdomTree Dynamic Currency Hedged International SmallCap Equity Fund.
5Formerly known as WisdomTree Global ex-U.S. Quality Dividend Growth Fund.
6Formerly known as WisdomTree Europe Hedged SmallCap Equity Fund (EUSC).
7Formerly known as WisdomTree Japan Hedged SmallCap Equity Fund (DXJS).
8Formerly known as WisdomTree PutWrite Strategy Fund (PUTW).